THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE STOCK

Corporation:

ZEC, Inc., a Delaware corporation

Number of Shares:

          Thousand (__,000)

Class of Stock:

Common Stock, par value $.0001 per share

Exercise Price:

$0.50 per common share.

Issue Date:

________________

Expiration Date:

December 31, 2017

This Warrant certifies that, for good and valuable consideration, the undersigned Warrant Holder (the “Holder”) is entitled to purchase from the corporation named above (the “Company”), until 5:00 p.m. Hawaii time, on the Expiration Date set forth above, the number of fully paid and nonassessable shares of the class of stock (the “Shares”) of the Company at the initial exercise price per Share (the “Warrant Price”), all as set forth above and as adjusted pursuant to this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

1.

Exercise.

1.1

Method of Exercise.  Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Exhibit A to the principal office of the Company.  This Warrant may be exercised in whole or in part, and Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

1.2

Delivery of Certificate and New Warrant.  Promptly after Holder exercises this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, this Warrant shall automatically be reduced by the number of Shares issued and remain exercisable for such remaining Shares not so acquired, and all other terms of the Warrant shall otherwise remain in full force and effect as so adjusted.  Upon final exercise of this Warrant for any such remaining number of Shares, this Warrant shall be surrendered by the Holder to the Company for cancellation.

1.3

Replacement of Warrants.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

2.

Reclassification, Merger, Consolidation, Sales of Assets.  In case of any reclassification or change by the Company of its shares of its capital stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the Shares), or in case of any transfer of all or substantially all of the Company's properties and assets, then, and in each such case, proper provision shall be made so that the Holder, upon the exercise of this Warrant any time after the consummation of such reclassification, change, merger, consolidation or transfer, shall be entitled to receive in lieu of Shares, or other securities, the shares or other securities to which the Holder would have been entitled if he had so exercised this Warrant immediately prior to such reclassification, change, merger, consolidation or transfer.  The provisions of this Section 2 shall similarly apply to successive reclassifications and changes of the Company’s shares and to successive consolidations, mergers, or transfers.

3.

Representations of Holder: Transfer.

3.1

Representations.  Holder hereby represents and warrants to the Company as follows.  Holder is a sophisticated investor having such knowledge and experience in business and investment matters that Holder is capable of protecting Holder’s own interests in connection with the acquisition, exercise or disposition of this Warrant.  Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).  Holder is aware that this Warrant and the Shares are being, or will be, issued to Holder in reliance upon Holder’s representation in this Section 3 and that such securities are restricted securities that cannot be publicly sold except in certain prescribed situations.  Holder is aware of the provisions of Rule 144 promulgated under the Act and of the conditions under which sales may be made thereunder.  Holder has received such information about the Company as Holder deems reasonable, has had the opportunity to ask questions and receive answers from the Company with respect to its business, assets, prospects and financial condition and has verified any answers Holder has received from the Company with independent third parties to the extent Holder deems necessary.  The Holder of this Warrant, by acceptance hereof, acknowledges this Warrant and the Shares to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws.

3.2

Legends.  This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR LAW OR PURSUANT TO RULE 144 AND ANY STATE EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

3.3

Compliance with Securities Laws on Transfer.  This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).  The Company shall not require Holder to provide an opinion of counsel if (a) the transfer is to the shareholders or constituent partners of Holders by way of dividend or distribution to all of the same or (b) there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale and/or transfer.

3.4

Transfer Procedure.  Subject to the provisions of Section 3.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company a written notice of the portion of the Warrant being transferred, such notice setting forth the name, address and taxpayer identification number of the transferee, and surrendering this Warrant to the Company for reissuance to the transferee(s) (and to the new Warrant Holder for any remaining Shares, if applicable).  Unless the Company is filing financial information with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

4.

No Voting Rights.  This Warrant shall not entitle the Holder to any voting rights or other rights as stockholder of the Company.

5.

Arbitration.  Any controversy or claim arising out of or relating to this Warrant, or the breach thereof, shall be settled by arbitration in Honolulu, Hawaii, in accordance with the rules of the American Arbitration Association then in effect, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure and the prevailing party shall be entitled to attorneys’ fees, and judgment upon the award rendered therein may be entered in any court having jurisdiction thereof.

6.

Descriptive Headings and Governing Law.  The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

7.

Counterparts; Facsimile Signatures.  This Warrant may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.  This Warrant may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

8.

Entire Agreement.  This Warrant and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Warrant, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

[Signature Page to Follow]

WARRANT HOLDER:		COMPANY:
ZEC, INC.

By:		By:

Address:		Address:	1002 N. Central Expressway, Suite 495
Richardson, TX 75080

Attention to:		Attention to:
Email: Phone/Fax:	_____________________________	Email: Phone:	_______________________________

SIGNATURE PAGE TO WARRANT TO PURCHASE STOCK

EXHIBIT A

NOTICE OF EXERCISE

(To be signed only upon exercise of Warrant)

1. The undersigned hereby elects to purchase ____________________ shares of the Common Stock (the “Shares”) of ZEC, Inc., a Delaware corporation, pursuant to the terms of the attached Warrant to Purchase Stock with an Issue Date of ______________, 201_ (the “Warrant”), and tenders herewith payment of the total purchase price of such Shares in full, pursuant to a check or wire transfer, in the amount of $__________.

2. Please issue a certificate or certificates representing said Shares in the name of the undersigned.  The undersigned represents that it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws and hereby repeats the representations and warranties of the undersigned that are set forth in Section 3.1 of the attached Warrant.

(Printed Name of Holder)

Address:

(Signature of Holder)